EXHIBIT 10.2

CONSENT AND FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS CONSENT AND FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of May 27, 2011 among each of AMCON Distributing Company, a Delaware corporation, having its principal place of business at 7405 Irvington Road, Omaha, Nebraska 68122 (“AMCON”), Chamberlin Natural Foods, Inc., a Florida corporation, having its principal place of business at 430 North Orlando Avenue, Winter Park, Florida 32789 (“Chamberlin Natural”), Health Food Associates, Inc., an Oklahoma corporation, having its principal place of business at  7807 East 51st Street, Tulsa, Oklahoma 74145 (“Health Food”), and AMCON ACQUISITION CORP., a Delaware corporation, having its principal place of business at 7405 Irvington Road, Omaha, Nebraska 68122 (“AMCON Acquisition”; AMCON, Chamberlin Natural, Health Food and AMCON Acquisition are each referred to as a “Borrower” and are collectively referred to as “Borrowers”), and BANK OF AMERICA, N.A., a national banking association (in its individual capacity, “BofA”), as agent (in such capacity as agent, “Agent”) for itself and all other lenders from time to time a party to the Credit Agreement (as defined below) (“Lenders”), 135 South LaSalle Street, Chicago, Illinois 60603-4105.

W I T N E S S E T H:

WHEREAS, the AMCON, Chamberlin, Health Food, the Lenders and Agent have entered into that certain Second Amended and Restated Credit Agreement dated as of April 18, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which the Lenders agreed to provide certain credit facilities to the Borrowers;

WHEREAS, the Borrowers have requested that the Agent and the Lenders (a) consent to the acquisition of the wholesale convenience distribution business of L.P. Shanks Company (the “Shanks Purchase Transaction”), a Tennessee corporation (the “Seller”), in accordance with the terms of that certain Asset Purchase Agreement dated as of May 26, 2011 by and among Seller, Scot H. Shanks, L. Paul Shanks Revocable Trust under agreement dated June 6, 1990, as amended to date, and AMCON Acquisition (the “Purchase Agreement”), (b) add AMCON Acquisition (the acquirer of the assets under the Purchase Agreement) as a Borrower under the Credit Agreement, and (c) amend the Credit Agreement in order to, among other things, (i) increase the aggregate principal amount of the revolving loans available thereunder from $55,000,000 to $70,000,000 and (ii) effectuate such other amendments as provided herein; and

WHEREAS, the Agent and the Lenders are willing to accommodate the Borrowers’ requests on the terms and conditions set forth below.

NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:

1.           Defined Terms; Incorporation of the Credit Agreement.  All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Credit Agreement, and the Credit Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same were set forth in its entirety.  To the extent any terms and provisions of the Credit Agreement are inconsistent with the amendments set forth in paragraph 3 below, such terms and provisions shall be deemed superseded hereby.  Except as specifically set forth herein, the Credit Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

2.           Limited Consent.

(a)           Subject to the terms and conditions of this Amendment (including, without limitation, Section 8 hereof):

(i)           The Agent and the Lenders hereby consent to (1) the consummation of the Shanks Purchase Transaction in accordance with the terms and conditions of the Purchase Agreement as in effect on the date hereof, (2) the formation of AMCON Acquisition Corp., a Delaware corporation, to acquire the assets in accordance with the Purchase Agreement, (3) the issuance of promissory notes payable by AMCON Acquisition to the Seller in connection with the Shanks Purchase Transaction in the original principal amount of $2,552,090 (the “Note”) and (4) the execution by AMCON of that certain guaranty dated as of May 26, 2011 (the “Guaranty”) to Seller with respect to the Note and certain other obligations of AMCON Acquisition in accordance with the terms of the Guaranty.

(b)           The foregoing consents are expressly limited to the specific transactions described above in this Section 2, and shall not be deemed or otherwise construed to constitute a consent to any other transaction, whether or not similar to the transaction described above in this Section 2.  The Agent and the Lenders have granted the consents set forth in this Section 2 in this particular instance and in light of the facts and circumstances that presently exist, and the grant of such consents shall not constitute a course of dealing or impair the Agent’s or any Lender’s right to withhold any similar consent in the future.

3.           Amendments to the Credit Agreement.  The Credit Agreement is hereby amended as follows:

(a)           AMCON Acquisition is hereby added as a Borrower to the Agreement and all references to Borrowers in the Agreement shall be deemed to include AMCON Acquisition.

(b)           The definition of the term “AMCON Acquisition” is hereby added to Section 1.1 of the Credit Agreement to read as follows:

“AMCON Acquisition” means AMCON Acquisition Corp., a Delaware corporation.

(c)           The definitions of the term “Maximum Loan Limit” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Maximum Loan Limit” shall mean Seventy Million and 00/100 Dollars ($70,000,000.00).

(d)           The reference to AMCON set forth in the definitions of “Eligible Cigarette Inventory”, “Eligible Confectionary Goods” and “Eligible Tobacco Products” is hereby amended to refer to each of AMCON and AMCON Acquisition.

(e)           Sections 2(a)(i), (ii) and (iii) of the Credit Agreement are hereby amended and restated to read as follows:

(i)           Up to eighty-five percent (85%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course of  AMCON’s and AMCON Acquisition’s business) of AMCON’s and AMCON Acquisition’s Eligible Accounts or Seventy Million and No/100 Dollars ($70,000,000.00), whichever is less; plus

(ii)           Up to eighty-five percent (85%) of the lower of cost or market value of Eligible Cigarette Inventory or Thirty-Two Million and No/100 Dollars ($32,000,000.00), whichever is less; plus

(iii)           Up to seventy percent (70%) of the lower of cost or market value of AMCON’s and AMCON Acquisition’s Eligible Inventory (consisting solely of AMCON’s and AMCON Acquisition’s Eligible Inventory other than Eligible Cigarette Inventory set forth in clause (ii) above) or Twenty Million and No/100 Dollars ($20,000,000.00), whichever is less; plus

(f)           The reference to the Maximum Revolving Loan Limit of “Fifty-Five Million Dollars ($55,000,000)” set forth in Section 2(a) is hereby deleted and the words “Seventy Million and No/100 Dollars ($70,000,000.00)” are hereby added in its place.

(g)           Section 11(f) is hereby amended to add the following representation:

“AMCON Acquisition is a corporation, duly organized, validly existing and in good standing in the State of Delaware, its state organizational identification number is 4986703and such Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary.

(h)           The aggregate amount of each Lenders’ Revolving Loan Commitments set forth on the signature page to the Credit Agreement is hereby amended as set forth on the signature page to this Amendment.

4.           Representations, Covenants and Warranties; No Default.  Except for the representations and warranties of the Borrowers made as of a particular date, the representations, covenants and warranties set forth in Sections 11, 12 and 13 of the Credit Agreement shall be deemed made (in the case of AMCON Acquisition) or remade (in the case of all other Borrowers) as of the date hereof by the Borrowers; provided, however, that any and all references to the Credit Agreement in such representations and warranties shall be deemed to include this Amendment.  The Borrowers hereby represent, warrant and covenant that after giving effect to the amendments and consents contained in this Amendment, no Default or Event of Default has occurred and is continuing.  The Borrowers represent and warrant to Agent and the Lenders that the execution and delivery by each Borrower of this Amendment and the performance by it of the transactions herein contemplated (i) are and will be within its organizational powers, (ii) have been authorized by all necessary organizational action, and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or undertaking to which such Borrower is a party or by which the property of such Borrower is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking, which conflict could reasonably be expected to have a Material Adverse Effect or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of such Borrower.

5.           Affirmation.  Except as specifically amended pursuant to the terms hereof, the Credit Agreement and the Other Agreements (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by the Borrowers.  The Borrowers covenant and agree to comply with all of the terms, covenants and conditions of the Credit Agreement, as amended hereby, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.  The Borrowers hereby represent and warrant to Agent and Lenders that as of the date hereof, there are no claims, counterclaims, offsets or defenses arising out of or with respect to the Liabilities.  Each Borrower hereby confirms its existing grant to Agent of a Lien on and security interest in the Collateral.  Each Borrower hereby confirms that all Liens and security interests at any time granted by it to Agent continue in full force and effect and secure and shall continue to secure the Liabilities.  Nothing herein contained is intended to in any manner impair or limit the validity, priority and extent of Agent’s existing security interest in and Liens upon the Collateral.

6.           Joinder of New Borrower.

(a)           AMCON Acquisition hereby (a) confirms that it has received a copy of the Credit Agreement, as amended by this Amendment, the other loan documents executed in connection therewith and such other documents and information as it has deemed appropriate and (b) agrees that it will be bound by the provisions of the Credit Agreement, as amended by this Amendment, and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Borrower.

(b)           From and after the date hereof, AMCON Acquisition shall be a party to the Credit Agreement, as amended by this Amendment, and have the rights and obligations of a Borrower thereunder and under the other loan documents executed in connection therewith and shall be bound by the provisions thereof.  AMCON Acquisition hereby acknowledges and confirms the grant of a first priority security interest in all of its assets to Agent as security for all Liabilities in accordance with the provisions of Section 5(a) of the Credit Agreement.

7.           Fees and Expenses.  The Borrowers agree to pay on demand all costs and expenses incurred by Agent and the Lenders in connection with the drafting, negotiation, execution and implementation of this Amendment including, but not limited to, the expenses and reasonable fees of counsel for Agent and the Lenders.  In addition, the Borrowers shall pay on the date of this Amendment to Agent, for the account of each Lender, an amendment fee which shall be deemed earned as of the date of this Amendment and shall be non-refundable, in the amount of Fifteen Thousand Dollars ($15,000).

8.           Closing Documents.  This Amendment shall be deemed effective as of the date hereof provided that Borrowers shall deliver to Agent the following documents and/or complete the following requirements (collectively, the “Closing Requirements”) upon execution hereof (in each case in form and substance satisfactory to Agent and the Lenders):

(a)           this Amendment executed by the Borrowers and the Agent;

(b)           the documents, instruments and agreements set forth on the Closing Checklist attached hereto as Annex 1;

(c)           the Shanks Purchase Transaction shall have been consummated in accordance with the Purchase Agreement on terms reasonably acceptable to Agent (including, without limitation, all material third party approvals necessary in connection with the Shanks Purchase Transaction shall have been obtained and be in full force and effect), and no provision of the Purchase Agreement shall have been waived, amended or supplemented in a manner materially adverse to Borrowers or Lenders without the consent of the Agent;

(d)           AMCON Acquisition shall maintain all of its principal deposit accounts with the Agent or, in the alternative, provide the Agent with a Control Agreement in form and substance acceptable to the Agent, for all third party bank accounts;

(e)           receipt by Agent of the amendment fee described in Section 7 above; and

(f)           such other documents, instruments, agreements, opinions or certificates as required by Agent.

9.           Continuing Effect.  Except as otherwise specifically set forth herein, the provisions of the Credit Agreement shall remain in full force and effect.

10.           Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof and shall be deemed an original signature hereunder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Consent and First Amendment to Second Amended and Restated Credit Agreement as of the date first above written.

BORROWERS:	AMCON DISTRIBUTING COMPANY By: /s/ Andrew C. Plummer Title: VP & CFO

CHAMBERLIN NATURAL FOODS, INC. By: /s/ Andrew C. Plummer Title: Secretary

THE HEALTH FOOD ASSOCIATES, INC. By: /s/ Andrew C. Plummer Title: Secretary

AMCON ACQUISITION CORP. By: /s/ Andrew C. Plummer Title: President

LENDERS:	BANK OF AMERICA, N.A., as Agent and a Lender By: /s/ James Fallahay James Fallahay Title: Vice President Revolving Loan Commitment: $46,666,667.09
M&I MARSHALL & ILSLEY BANK, as a Lender By: /s/ Brian Rathke Title: Vice President Revolving Loan Commitment:$23,333,332.91